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                                                                 Exhibit T3A-79.

                                   DELAWARE           PAGE 1

                                 The First State

         I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "THREE MOUNTAIN POWER, LLC" AS RECEIVED AND FILED IN THIS OFFICE.

         THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

         CERTIFICATE OF FORMATION, FILED THE NINTH DAY OF SEPTEMBER, A.D. 1998, AT 9 O'CLOCK A.M.

         AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY.

                                                /s/  Harriet Smith
                                                --------------------------

Windsor                                         Harriet Smith Windsor,

Secretary of State

2942568           8100H                         AUTHENTICATION: 2951881

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040135999                                                         DATE: 02-25-04

                            CERTIFICATE OF FORMATION

                                       OF

                            THREE MOUNTAIN POWER, LLC

         The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "Delaware Limited Liability Company Act"), hereby certifies that:

         FIRST: The name of the limited liability company (hereinafter called the "limited liability company") is THREE MOUNTAIN POWER, LLC.

         SECOND: The address of the registered office and the name of the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited liability Company Act is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.

Executed on September 9, 1998

                                               /s/  Jeffery R.
                                               ---------------
                                               Horowitz
                                               ------------------------------
                                               Jeffrey R. Horowitz, Secretary

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